EXHIBIT 21

The Company has the following subsidiaries. Joint Venture entities are shown with an asterisk. United Dominion Realty, L.P. is a limited partnership with outside limited partners holding minimal percentage interests. The Company owns general and limited partnership interests in United Dominion Realty, L.P. constituting approximately 95% of the aggregate partnership interest. Entities marked with double asterisks are those entities in which United Dominion Realty, L.P. is either a member or a partner. All other entities are wholly-owned.

Subsidiary	State of Incorporation or Organization
1001 Properties, LLC*	Delaware
101 Colorado High-Rise, LP*	Delaware
101 Colorado Master Condominium Association, Inc.*	Texas
1020 Tower, GP LLC*	Delaware
1020 Tower, LP*	Delaware
13th And Market Properties LLC*	Delaware
1745 LLC	Delaware
20 Lambourne LLC	Delaware
24 Hundred Properties LLC*	Delaware
2000 Post Owners Association	Delaware
399 Fremont LLC*	Delaware
6104 Hollywood, LLC*	Delaware
AAC Funding II, Inc.	Delaware
AAC Funding III LLC**	Delaware
AAC Funding IV LLC**	California
AAC Funding IV, Inc.	Delaware
AAC Funding Partnership II**	Delaware
AAC Seattle I, Inc.	Delaware
AAC/FSC Crown Pointe Investors, LLC	Washington
AAC/FSC Hilltop Investors, LLC	Washington
AAC/FSC Seattle Properties, LLC**	Delaware
Acoma High-Rise, LP*	Delaware
Andover House LLC	Delaware
Andover Member 1 LLC	Delaware
Andover Member 2 LLC	Delaware
Apartments on Chestnut Limited Partnership*	Delaware
Ashton at Dublin Station, LLC*	Delaware
Ashwood Commons, L.L.C.	Washington
Ashwood Commons North LLC	Washington
ASR Investments Corporation	Maryland
Bella Terra Villas LLC	Delaware
Bellevue Plaza Development LLC	Delaware
Block R Master Condominium Association, Inc*	Texas
CMP-1, LLC	Delaware
Calvert’s Walk LLC	Delaware
Cambridge Woods LLC	Delaware
Cedar Street High-Rise, L.P.*	Delaware
Circle Towers LLC**	Delaware

Subsidiary	State of Incorporation or Organization
Coastal Monterey Properties LLC**	Delaware
College Park Holding LLC	Delaware
Columbus Square 775 LLC*	Delaware
Columbus Square 795 LLC*	Delaware
Columbus Square 801 LLC*	Delaware
Columbus Square 805 LLC*	Delaware
Columbus Square 808 LLC*	Delaware
Consolidated-Hampton, LLC	Maryland
Coronado South Apartments, L.P**	Delaware
DCO 2400 14th Street LLC	Delaware
DCO 2919 Wilshire LLC	Delaware
DCO 3032 Wilshire LLC	Delaware
DCO 3033 Wilshire LLC*	Delaware
DCO Addison at Brookhaven LP	Delaware
DCO Arbors at Lee Vista LLC	Delaware
DCO Beach Walk LLC	Delaware
DCO Borgata LLC	Delaware
DCO Brookhaven Center LP	Delaware
DCO Caroline Development LLC	Delaware
DCO Clipper Pointe LP	Delaware
DCO College Park LLC	Delaware
DCO/CWP 2919 Wilshire LLC*	Delaware
DCO/CWP 3032 Wilshire LLC*	Delaware
DCO Fiori LLC	Delaware
DCO Garden Oaks LP	Delaware
DCO Glenwood Apartments LP	Delaware
DCO Highlands LLC	Delaware
DCO Market LLC	Delaware
DCO Mission Bay LP	Delaware
DCO Option 2 LLC	Delaware
DCO Pacific City LLC	Delaware
DCO Pine Avenue LP	Delaware
DCO Realty, Inc.	Delaware
DCO Realty LP LLC	Delaware
DCO Savoye LLC	Delaware
DCO Savoye 2 LLC	Delaware
DCO Springhaven LP	Delaware
DCO Talisker LP	Delaware
Domain Mountain View LLC	Delaware
Dominion Constant Friendship LLC	Delaware
Dominion Eden Brook LLC	Delaware
Dominion Kings Place LLC	Delaware
Domus SPE General Partner, LLC*	Delaware

Subsidiary	State of Incorporation or Organization
Domus SPE General Partner, LLC*	Delaware
Eastern Residential, Inc.	Delaware
Easton Partners I, LP*	Delaware
FMP Member, Inc.	Delaware
Fiori LLC*	Delaware
Foxborough Lodge Limited Partnership*	Delaware
Garrison Harcourt Square LLC	Delaware
Governour’s Square of Columbus Co. Ltd**	Ohio
HPI 2161 Sutter LP	Delaware
HPI Option 2 LLC	Delaware
Hanover Square SPE LLC**	Delaware
Harding Park LP LLC	Delaware
Hawthorne Apartments LLC	Delaware
Heritage Communities LLC	Delaware
Icon Tower, LP*	Delaware
Inlet Bay at Gateway, LLC	Delaware
Inwood Development LLC**	Delaware
Jamestown of St. Matthews Limited Partnership**	Ohio
Jefferson at Marina del Rey, L.P.	Delaware
K/UDR Venture LLC*	Delaware
Kelvin and Jamboree Properties, LLC*	Delaware
Kelvin and Jamboree LLC	Delaware
L.A. Southpark High Rise, LP*	Delaware
La Jolla Wilshire, LLC*	Delaware
Lakeside Mill LLC	Delaware
Lenox Farms Limited Partnership*	Delaware
Lightbox LLC	Delaware
Lincoln TC II, L.P.	Delaware
LJW LLC	Delaware
Lodge at Ames Pond Limited Partnership*	Delaware
Lofts at Charles River Landing, LLC*	Delaware
LPC Millenia Place Apartments LLC	Delaware
MacAlpine Place Apartment Partners, Ltd**	Florida
Management Company Services, Inc.	Delaware
Ninety Five Wall Street LLC**	Delaware
Northbay Properties II, L.P**	California
Olive Way High-Rise LP*	Delaware
Pacific Los Alisos LLC	Delaware
Parker’s Landing Condominiums LLC	Delaware
Parker’s Landing Townhomes LLC	Delaware
Pier 4 LLC	Delaware
Polo Park Apartments LLC**	Delaware
Portico Properties, LLC*	Delaware

Subsidiary	State of Incorporation or Organization
RE3, Inc.	Delaware
Rancho Cucamonga Town Square Owners Association*	California
Savoye LLC*	Delaware
Saveoye 2 LLC*	Delaware
Strata Properties, LLC*	Delaware
Tennessee Colonnade LLC**	Delaware
THC/UDR Domain College Park LLC	Delaware
The Commons of Columbia, Inc.	Virginia
The Domain Condominium Association, Inc.*	Texas
Thomas Circle Properties LLC*	Delaware
Town Square Commons, LLC	District of Columbia
Towson Holdings, LLC*	Delaware
Towson Promenade, LLC*	Delaware
Trilon Townhouses, LLC	District of Columbia
TSTW LLC	Delaware
UDR 10 Hanover LLC**	Delaware
UDR 1818 Platinum LLC	Delaware
UDR Altamira Place LLC	Delaware
UDR Arborview Associates LLC	Delaware
UDR Aspen Creek, LLC	Virginia
UDR California GP, LLC**	Delaware
UDR California GP II, LLC	Delaware
UDR California Properties, LLC	Virginia
UDR Calvert, LLC**	Delaware
UDR Calvert’s Walk Associates Limited Partnership	Maryland
UDR Calverts Walk GP, LLC	Delaware
UDR Carlsbad Apartments, L.P**	Delaware
UDR Carriage Homes, LLC	Delaware
UDR Chelsea LLC	Delaware
UDR Crane Brook LLC**	Delaware
UDR Developers, Inc.	Virginia
UDR Domain Brewers Hill LLC	Delaware
UDR EAS LLC	Delaware
UDR Foxglove Associates L.L.C**	Maryland
UDR Garrison Square LLC	Delaware
UDR Harbor Greens, L.P**	Delaware
UDR Holdings, LLC**	Virginia
UDR Huntington Vista, L.P**	Delaware
UDR Inwood LLC**	Delaware
UDR, Inc.	Maryland
UDR/K Venture Member LLC	Delaware
UDR Lakeline Villas LLC	Delaware
UDR Lakeside Mill, LLC**	Virginia
UDR Legacy at Mayland LLC	Delaware

Subsidiary	State of Incorporation or Organization
UDR Lincoln at Towne Square LLC*	Delaware
UDR Lincoln at Towne Square II LLC*	Delaware
UDR Marina Pointe LLC	Delaware
UDR Maryland Properties, LLC**	Virginia
UDR/MetLife G.P. LLC*	Delaware
UDR/MetLife GP II LLC*	Delaware
UDR/MetLife Master Limited Partnership*	Delaware
UDR/MetLife Master Limited Partnership II*	Delaware
UDR/ML Venture LLC	Delaware
UDR/ML Venture 2 LLC	Delaware
UDR Midlands Acquisition, LLC**	Delaware
UDR Newport Beach North, L.P**	Delaware
UDR Ocean Villa Apartments, L.P**	Delaware
UDR of Tennessee, L.P**	Virginia
UDR Okeeheelee LLC*	Delaware
UDR Pinebrook, L.P**	Delaware
UDR Presidential Greens, L.L.C.	Delaware
UDR Rancho Cucamonga, L.P.	Delaware
UDR Red Stone Ranch LLC	Delaware
UDR Ridgewood (II) Garden, LLC**	Virginia
UDR Ridge at Blue Hills LLC	Delaware
UDR River Terrace LLC	Delaware
UDR Rivergate LLC	Delaware
UDR Stone Canyon LLC*	Delaware
UDR Texas Properties LLC	Delaware
UDR Texas Ventures LLC*	Delaware
UDR The Bradford LLC*	Delaware
UDR The Cliffs LLC*	Delaware
UDR The Legend at Park Ten LLC*	Delaware
UDR The Mandolin LLC*	Delaware
UDR The Meridian LLC*	Delaware
UDR Towers By The Bay LLC	Delaware
UDR TX Fund LLC	Delaware
UDR Villa Venetia Apartments, L.P**	Delaware
UDR Virginia Properties, LLC	Virginia
UDR Wellington Place LLC	Delaware
UDR Windjammer, L.P.**	Delaware
UDR Woodland Apartments II, L.P.	Delaware
UDR Woodland GP, LLC	Delaware
UDRLP EAS LLC**	Delaware
UDRT of Delaware 4 LLC**	Delaware
United Dominion Realty, L.P.	Delaware
View 14 Investments LLC	Delaware
VPDEV 1 LLC*	Delaware

Subsidiary	State of Incorporation or Organization
VPDEV 2 LLC*	Delaware
Washington Vue, LP*	Delaware
Waterscape Village LLC	Delaware
Waterside Towers, L.L.C.	Delaware
WCH LLC	Delaware
West El Camino Real, LLC*	Delaware
Western Residential, Inc.	Virginia
Wilshire Crescent Heights, LLC*	Delaware
Windemere at Sycamore Highlands, LLC	Delaware
Winterland San Francisco Partners**	California